SCIOS INC.
                                        AND SUBSIDIARIES
                               Computation of Net Loss Per Share

                               (Calculated in accordance with the
                                   guidelines of item 601 of
                                 Regulation S-K. The effect of
                                   stock options on loss per
                                    share is anti-dilutive)



                                                                   Three months ended
                                                                      September 30,
                                                              1997                    1996
                                                         ----------------       -----------------
                                                                       (Unaudited)

PRIMARY AND FULLY DILUTED:
Average common shares outstanding                             35,845,927              35,931,277
                                                         ----------------       -----------------


Net loss                                                    ($6,429,000)            ($4,910,000)
                                                         ----------------       -----------------


Net loss per share                                               ($0.18)                 ($0.14)
                                                         ----------------       -----------------



                                                                    Nine months ended
                                                                      September 30,
                                                              1997                    1996
                                                         ----------------       -----------------
                                                                       (Unaudited)

PRIMARY AND FULLY DILUTED:
Average common shares outstanding                             35,834,686              35,885,377
                                                         ----------------       -----------------


Net loss                                                   ($31,237,000)           ($19,943,000)
                                                         ----------------       -----------------


Net loss per share                                               ($0.87)                 ($0.56)
                                                         ----------------       -----------------






                                   EXHIBIT 11